SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	March 6, 2003

INTERPOOL, INC.

______________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11862 (Commission File Number)	13-3467669 (IRS Employer ID Number)

211 College Road East, Princeton, New Jersey	08540

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(609) 452-8900

Not Applicable

(Former name or former address, if changed since last report)

Item 5.     Other Events.

           On March 6, 2003, the Company announced that it will delay the release of its 2002 year-end financial statements and will restate its 2001 and 2000 financial statements and its quarterly results for the first three fiscal quarters of 2002. The decision to restate was prompted primarily by management’s recent conclusion to correct the accounting treatment of several finance lease transactions entered into during 2000 and 2001. In addition, management determined that the Company’s computer leasing segment, which had previously been classified as a discontinued operation in Interpool’s financial statements for the first three quarters of 2002 and for 2001 and 2000, should be reclassified as part of continuing operations because the requirements for discontinued operation accounting treatment were not satisfied. Management’s conclusions regarding the restatements were reached in consultation with the Company’s new independent auditors, KPMG LLP.

           The Company will reflect its restated annual and quarterly financial statements for 2001 and 2000 and the first three quarters of 2002 in its Annual Report on Form 10-K for the year ended December 31, 2002. The 2001 and 2000 financial statements were originally audited by Arthur Andersen LLP. The Company requested that KPMG audit the restated 2001 and 2000 financial statements. KPMG’s audit of the Company’s 2002 financial statements cannot be completed until the restated 2001 and 2000 statements are completed and audited. Because of the time required for the restated 2001 and 2000 statements to be completed and audited, the Company does not expect to release its 2002 financial statements or file its Form 10-K report for 2002 until June 2003. This will necessitate a delay in the Company’s Annual Meeting of Stockholders, which is normally held in May.

           The Company’s March 6, 2003 press release is attached as an exhibit hereto.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)   Financial Statements.

                None.

           (b)  Pro Forma Financial Information.

                None.

           (c)  Exhibits.

                99.1  Press Release dated March 6, 2003.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPOOL, INC. By: /s/ Mitchell I. Gordon Name: Mitchell I. Gordon Title: Executive Vice President and Chief Financial Officer

Dated:  March 14, 2003